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                                                                    Exhibit 11.1


                            PAYLESS SHOESOURCE, INC.
                      COMPUTATION OF NET EARNINGS PER SHARE


                                              May 3,             May 4,
(Thousands, except per share)                  2003               2002
                                             -------            -------
Basic Computation:
------------------

Net earnings                                 $14,091            $23,933
Weighted average common
  shares outstanding                          67,986             67,241
                                             -------            -------

Basic earnings per share                     $  0.21            $  0.36
                                             =======            =======


Diluted Computation:
--------------------

Net earnings                                 $14,091            $23,933
Weighted average common
  shares outstanding                          67,986             67,241
                                             -------            -------

Net effect of dilutive stock
  options based on the treasury
  stock method                                    96              1,164
                                             -------            -------

Outstanding shares for diluted
  earnings per share                          68,082             68,405
                                             =======            =======

Diluted earnings per share                   $  0.21            $  0.35
                                             =======            =======


Note: Basic earnings per share are computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share include the effect of conversions of options.

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